Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS FOURTH QUARTER AND

FULL-YEAR 2025 RESULTS

●	Fourth quarter comparable store sales growth of 5.6%, full-year increase of 4.7%
●	13% increase in fourth quarter diluted earnings per share to $0.71, full-year increase of 10% to $2.97
●	$2.8 billion net cash provided by operating activities in 2025

Springfield, MO, February 4, 2026 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue and earnings for its fourth quarter and full-year ended December 31, 2025.  The results represent 33 consecutive years of comparable store sales growth and record revenue and operating income for O’Reilly since becoming a public company in April of 1993.

4th Quarter Financial Results

Brad Beckham, O’Reilly’s CEO, commented, “I would like to thank our over 93,000 Team Members for their tremendous hard work and commitment while delivering a strong finish to 2025.  Our Team continues to drive share gains on both sides of our business through excellent customer service and industry-leading parts availability, resulting in our fourth quarter comparable store sales growth of 5.6%.  Our top-line results, coupled with strong gross margin performance, drove a 12% increase in operating profit dollars and a 13% increase in diluted earnings per share for the fourth quarter.  We are pleased with our Team’s ability to capitalize on the investments we are making in our business and manage operating costs to provide exceptional customer service and capture market share; however, SG&A expenses again exceeded our expectations in the fourth quarter due to pressure from heightened inflation in team member health care and casualty claim costs.  We remain intensely focused on managing expenses and mitigating these cost pressures but will always prioritize delivering the service levels and parts availability in our stores that are critical to winning share and driving industry-leading results.”

Sales for the fourth quarter ended December 31, 2025, increased $319 million, or 8%, to $4.41 billion from $4.10 billion for the same period one year ago.  Gross profit for the fourth quarter increased 9% to $2.29 billion (or 51.8% of sales) from $2.10 billion (or 51.3% of sales) for the same period one year ago.  Selling, general and administrative expenses (“SG&A”) for the fourth quarter increased 7% to $1.46 billion (or 33.0% of sales) from $1.36 billion (or 33.3% of sales) for the same period one year ago.  Operating income for the fourth quarter increased 12% to $829 million (or 18.8% of sales) from $739 million (or 18.0% of sales) for the same period one year ago.

Net income for the fourth quarter ended December 31, 2025, increased $54 million, or 10%, to $605 million (or 13.7% of sales) from $551 million (or 13.5% of sales) for the same period one year ago.  Diluted earnings per common share for the fourth quarter increased 13% to $0.71 on 848 million shares versus $0.63 on 870 million shares for the same period one year ago.  The Company completed a 15-for-1 forward stock split on June 10, 2025, and accordingly all share and per share data in current and comparable periods have been adjusted to reflect the split.

Full-Year Financial Results

Mr. Beckham concluded, “Thanks to our Team’s dedication to providing unsurpassed levels of customer service, 2025 is now O’Reilly’s 33rd consecutive year of annual comparable store sales growth and record revenue and operating income.  Our full-year comparable store sales result of 4.7% was at the high end of our revised guidance range of 4.0% to

5.0%.  This solid top-line performance translated into a full-year earnings per share increase of 10%.  Team O’Reilly also achieved our expansion targets during 2025, opening 207 net, new stores in the U.S., Mexico and Canada, and a new, state-of-the-art greenfield distribution center in Virginia that unlocks exciting store growth opportunities in the mid-Atlantic region.  I would like to congratulate Team O’Reilly on their strong performance in 2025, and we look forward to continuing our track record of long-term profitable growth in 2026.”

Sales for the year ended December 31, 2025, increased $1.07 billion, or 6%, to $17.78 billion from $16.71 billion for the same period one year ago.  Gross profit for the year ended December 31, 2025, increased 7% to $9.17 billion (or 51.6% of sales) from $8.55 billion (or 51.2% of sales) for the same period one year ago.  SG&A for the year ended December 31, 2025, increased 8% to $5.71 billion (or 32.1% of sales) from $5.30 billion (or 31.7% of sales) for the same period one year ago.  Operating income for the year ended December 31, 2025, increased 6% to $3.46 billion (or 19.5% of sales) from $3.25 billion (or 19.5% of sales) for the same period one year ago.

Net income for the year ended December 31, 2025, increased $152 million, or 6%, to $2.54 billion (or 14.3% of sales) from $2.39 billion (or 14.3% of sales) for the same period one year ago.  Diluted earnings per common share for the year ended December 31, 2025, increased 10% to $2.97 on 856 million shares versus $2.71 on 881 million shares for the same period one year ago.

4th Quarter and Full-Year Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores, and sales to Team Members, as well as sales from Leap Day for the year ended December 31, 2024.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 5.6% for the fourth quarter ended December 31, 2025, on top of 4.4% for the same period one year ago.  Comparable store sales increased 4.7% for the year ended December 31, 2025, on top of 2.9% for the same period one year ago.

Share Repurchase Program

During the fourth quarter ended December 31, 2025, the Company repurchased 5.2 million shares of its common stock, at an average price per share of $96.69, for a total investment of $500 million.  During the year ended December 31, 2025, the Company repurchased 22.7 million shares of its common stock, at an average price per share of $92.26, for a total investment of $2.10 billion.  Excise tax on shares repurchased, assessed at one percent of the fair market value of shares repurchased, was $21.0 million for the year ended December 31, 2025.  Subsequent to the end of the fourth quarter and through the date of this release, the Company repurchased an additional 1.4 million shares of its common stock, at an average price per share of $93.86, for a total investment of $134 million.  The Company has repurchased a total of 1.46 billion shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $18.77, for a total aggregate investment of $27.49 billion.  As of the date of this release, the Company had approximately $2.26 billion remaining under its current share repurchase authorizations.

Full-Year 2026 Guidance

The table below outlines the Company’s guidance for selected full-year 2026 financial data:

For the Year Ending
December 31, 2026
Net, new store openings	225 to 235
Comparable store sales	3.0% to 5.0%
Total revenue	$18.7 billion to $19.0 billion
Gross profit as a percentage of sales	51.5% to 52.0%
Operating income as a percentage of sales	19.2% to 19.7%
Effective income tax rate	22.6%
Diluted earnings per share (1)	$3.10 to $3.20
Net cash provided by operating activities	$3.1 billion to $3.5 billion
Capital expenditures	$1.3 billion to $1.4 billion
Free cash flow (2)	$1.8 billion to $2.1 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2026
Net cash provided by operating activities		$3,110	to	$3,520
Less:	Capital expenditures	1,300	to	1,400
	Excess tax benefit from share-based compensation payments	10	to	20
Free cash flow		$1,800	to	$2,100

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation, and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, February 5, 2026, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 873967.  A replay of the conference call will be available on the Company’s website through Thursday, February 4, 2027.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of December 31, 2025, the Company operated 6,585 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,”

“guidance,” “target,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; trade disputes and changes in trade policies, including the imposition of new or increased tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; damage, failure, or interruption of information technology systems, including information security and cyber-attacks; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2024, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Leslie Skorick (417) 874-7142
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 829-5709

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2025	December 31, 2024
	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$193,793	$130,245
Accounts receivable, net	389,793	356,839
Amounts receivable from suppliers	159,900	139,091
Inventory	5,731,385	5,095,804
Other current assets	269,406	117,916
Total current assets	6,744,277	5,839,895

Property and equipment, at cost	10,222,249	9,192,254
Less: accumulated depreciation and amortization	3,964,824	3,587,098
Net property and equipment	6,257,425	5,605,156

Operating lease, right-of-use assets	2,391,150	2,324,638
Goodwill	948,208	930,161
Other assets, net	197,193	193,891
Total assets	$16,538,253	$14,893,741

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$7,103,684	$6,524,811
Self-insurance reserves	297,304	149,387
Accrued payroll	119,603	107,495
Accrued benefits and withholdings	240,072	199,593
Income taxes payable	13,957	6,274
Current portion of operating lease liabilities	439,907	419,213
Other current liabilities	561,294	876,732
Total current liabilities	8,775,821	8,283,505

Long-term debt	6,016,904	5,520,932
Operating lease liabilities, less current portion	2,034,688	1,980,705
Deferred income taxes	211,210	247,599
Other liabilities	262,982	231,961

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 1,250,000,000
Issued and outstanding shares –
841,909,238 as of December 31, 2025, and
862,232,760 as of December 31, 2024	8,419	8,622
Additional paid-in capital	1,530,292	1,454,518
Retained deficit	(2,328,817)	(2,791,288)
Accumulated other comprehensive income (loss)	26,754	(42,813)
Total shareholders’ deficit	(763,352)	(1,370,961)

Total liabilities and shareholders’ deficit	$16,538,253	$14,893,741

Note:  The balance sheet at December 31, 2024, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Note)
Sales	$4,414,314	$4,095,601	$17,781,992	$16,708,479
Cost of goods sold, including warehouse and distribution expenses	2,128,142	1,994,569	8,607,851	8,153,990
Gross profit	2,286,172	2,101,032	9,174,141	8,554,489

Selling, general and administrative expenses	1,457,563	1,362,382	5,713,529	5,303,332
Operating income	828,609	738,650	3,460,612	3,251,157

Other income (expense):
Interest expense	(60,597)	(55,403)	(235,064)	(222,548)
Interest income	1,994	2,056	7,323	7,295
Other, net	709	(106)	7,300	9,160
Total other expense	(57,894)	(53,453)	(220,441)	(206,093)

Income before income taxes	770,715	685,197	3,240,171	3,045,064
Provision for income taxes	165,482	134,067	701,962	658,384
Net income	$605,233	$551,130	$2,538,209	$2,386,680

Earnings per share-basic:
Earnings per share	$0.72	$0.64	$2.98	$2.73
Weighted-average common shares outstanding – basic	844,239	865,101	851,472	875,082

Earnings per share-assuming dilution:
Earnings per share	$0.71	$0.63	$2.97	$2.71
Weighted-average common shares outstanding – assuming dilution	848,420	869,956	855,919	880,572

Note: The income statement for the year ended December 31, 2024, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended
	December 31,
	2025	2024
	(Unaudited)	(Note)
Operating activities:
Net income	$2,538,209	$2,386,680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	511,230	461,892
Amortization of debt discount and issuance costs	7,379	6,613
Deferred income taxes	(37,544)	(50,238)
Share-based compensation programs	35,115	28,931
Other	11,069	6,360
Changes in operating assets and liabilities:
Accounts receivable	(35,505)	30,495
Inventory	(604,537)	(403,886)
Accounts payable	576,413	421,364
Income taxes payable	4,537	(8,690)
Other	(244,373)	170,055
Net cash provided by operating activities	2,761,993	3,049,576

Investing activities:
Purchases of property and equipment	(1,168,815)	(1,023,387)
Proceeds from sale of property and equipment	30,845	16,350
Return of tax credit equity investments	—	1,490
Other, including acquisitions, net of cash acquired	(14,386)	(161,258)
Net cash used in investing activities	(1,152,356)	(1,166,805)

Financing activities:
Proceeds from borrowings on revolving credit facility	—	30,000
Payments on revolving credit facility	—	(30,000)
Net proceeds (payments) of commercial paper	488,786	(547,604)
Proceeds from the issuance of long-term debt	—	498,910
Payment of debt issuance costs	(3,997)	(4,076)
Payment of excise tax on share repurchases	(17,012)	(28,830)
Repurchases of common stock	(2,096,962)	(2,076,529)
Net proceeds from issuance of common stock	80,823	128,981
Other	(433)	(569)
Net cash used in financing activities	(1,548,795)	(2,029,717)

Effect of exchange rate changes on cash	2,706	(1,941)
Net increase (decrease) in cash and cash equivalents	63,548	(148,887)
Cash and cash equivalents at beginning of the period	130,245	279,132
Cash and cash equivalents at end of the period	$193,793	$130,245

Supplemental disclosures of cash flow information:
Income taxes paid	$1,067,524	$640,426
Interest paid, net of capitalized interest	226,752	209,094

Note: The cash flow statement for the year ended December 31, 2024, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Year Ended
		December 31,
Adjusted Debt to EBITDAR:		2025	2024
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$6,016,904	$5,520,932
Add:	Letters of credit	155,642	127,310
	Unamortized discount and debt issuance costs	23,096	29,068
	Six-times rent expense	2,942,142	2,715,174
Adjusted debt		$9,137,784	$8,392,484

GAAP net income		$2,538,209	$2,386,680
Add:	Interest expense	235,064	222,548
	Provision for income taxes	701,962	658,384
	Depreciation and amortization	511,230	461,892
	Share-based compensation expense	35,115	28,931
	Rent expense (i)	490,357	452,529
EBITDAR		$4,511,937	$4,210,964

Adjusted debt to EBITDAR		2.03	1.99

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the year ended December 31, 2025 and 2024 (in thousands):

		For the Year Ended
		December 31,
		2025	2024
Total lease cost, per ASC 842		$592,121	$543,495
Less:	Variable non-contract operating lease components, related to property taxes and insurance	101,764	90,966
Rent expense		$490,357	$452,529

	December 31,
	2025	2024
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.6	1.7
Average inventory per store (in thousands) (2)	$870	$799
Accounts payable to inventory (3)	123.9%	128.0%

		For the Three Months Ended		For the Year Ended
		December 31,		December 31,
		2025	2024	2025	2024
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$633,492	$624,487	$2,761,993	$3,049,576
Less:	Capital expenditures	269,032	290,471	1,168,815	1,023,387
	Excess tax benefit from share-based compensation payments	2,214	4,827	29,928	39,871
	Return of tax credit equity investments	—	(1,490)	—	(1,490)
Free cash flow		$362,246	$330,679	$1,563,250	$1,987,808

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue Disaggregation (in thousands):
Sales to do-it-yourself customers	$2,180,418	$2,096,829	$8,765,647	$8,473,041
Sales to professional service provider customers	2,149,531	1,905,539	8,651,746	7,836,283
Other sales and sales adjustments	84,365	93,233	364,599	399,155
Total sales	$4,414,314	$4,095,601	$17,781,992	$16,708,479

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Store Count:
Beginning domestic store count	6,406	6,187	6,265	6,095
New stores opened	41	78	182	170
Stores closed	—	—	—	—
Ending domestic store count	6,447	6,265	6,447	6,265

Beginning Mexico store count	107	78	87	62
New stores opened	5	9	25	25
Stores closed	—	—	—	—
Ending Mexico store count	112	87	112	87

Beginning Canada store count	25	26	26	—
New stores opened	1	—	1	3
Stores acquired	—	—	—	23
Stores closed	—	—	(1)	—
Ending Canada store count	26	26	26	26

Total ending store count	6,585	6,378	6,585	6,378

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Store and Team Member Information:
Total employment	93,072	93,176
Square footage (in thousands) (4)	51,515	48,809
Sales per weighted-average square foot (4)(5)	$83.95	$82.70	$345.73	$342.32
Sales per weighted-average store (in thousands) (4)(6)	$670	$642	$2,728	$2,642

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. and Puerto Rico operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions, or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions, or closures.